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                                                                    Exhibit 20.1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-3


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Section 7.3 Indenture                                                          Distribution Date:                        5/17/2004
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
(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                          750,000,000.00
            Class B Principal Payment                                                    0.00
            Class C Principal Payment                                                    0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per
       $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                                 1000.00
            Class B Principal Payment                                                    0.00
            Class C Principal Payment                                                    0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                                      780,000.00
            Class B Note Interest Requirement                                       80,000.00
            Class C Note Interest Requirement                                      139,285.47
                      Total                                                        999,285.47

       Amount of the distribution allocable to the interest on the Notes per
       $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                                         1.04000
            Class B Note Interest Requirement                                         1.28000
            Class C Note Interest Requirement                                         1.73333

(iii)  Aggregate Outstanding Principal Balance of the Notes
           Class A Note Principal Balance                                         750,000,000
           Class B Note Principal Balance                                          62,500,000
           Class C Note Principal Balance                                          80,357,000

(iv)   Amount on deposit in Owner Trust Spread Account                           8,928,570.00

(v)    Required Owner Trust Spread Account Amount                                8,928,570.00



                                                                             By:
                                                                               --------------------

                                                              Name:            Patricia M. Garvey
                                                              Title:           Vice President


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